                                  Borden, Inc.
                                277 Park Avenue
                              New York, NY  10172





                                                              September 11, 1994




Whitehall Associates, L.P.
c/o Kohlberg Kravis Roberts & Co.
9 West 57 Street
New York, NY  10019

Gentlemen:


                 This letter will confirm our understanding with respect to the merger (the "Merger") of a corporation ("Newco") to be formed by Whitehall Associates, L.P. ("Parent"), a limited partnership affiliated with Kohlberg Kravis Roberts & Co., into Borden, Inc. (the "Company"), as well as the series of related transactions described below.

                 The terms of our understanding are as follows:

                 1. Following the execution of a definitive merger agreement (the "Merger Agreement") among Parent, Newco and the Company and a definitive Conditional Purchase/Stock Option Agreement (the "Option Agreement") among Parent, Newco and the Company and subject to the terms of the Merger Agreement, Newco shall commence an exchange offer (the "Offer") for all of the issued and outstanding shares (the "Shares") of common
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Whitehall Associates, L.P.
September 11, 1994
Page 2





                          stock, par value $.625 per share, of the Company (the "Common Stock"). Each Share accepted by Newco or its designee (collectively, the "Purchaser") in accordance with the Offer shall be converted into the right to receive from the Purchaser that number of shares of common stock, par value $.01 per share ("Holdings Common Stock"), of RJR Nabisco Holdings Corp. ("Holdings") equal to the Exchange Ratio. The "Exchange Ratio" shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing (i) $14.25 by (ii) the average of the average of the high and low prices of Holdings Common Stock as reported on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of expiration of the Offer (the "Valuation Period"); PROVIDED that the Exchange Ratio shall not be greater than 2.375 nor less than 1.78125. The obligations of the Purchaser to consummate the Offer shall be subject to (i) there having been validly tendered and not properly withdrawn pursuant to the Offer at least 41% of the outstanding Shares (the "Minimum Condition"), (ii) the obtaining of all consents and waivers on terms satisfactory to Parent necessary in order that the consummation of the transactions contemplated by the Merger Agreement and the Option Agreement not constitute (A) an event of default or an event which with or without notice or the passage of time would constitute an event of default under any indebtedness, partnership agreement or equityholders agreement of the Company or any subsidiary of the Company (including Borden Chemicals and Plastics Limited Partnership, Borden Chemicals and Plastics Operating Limited Partnership and T.M. Investors Limited Partnership) ("Indebtedness"), including, without limitation, the Citibank/Credit Suisse $1.4 billion credit agreements, or (B) an event which would individually or in combination with other events give rise to an obligation on the part of the Company to repay or repurchase any Indebtedness, partnership interest or equity interest, which event of default or other event would give rise to, with or without notice or the passage of time and taking into account any cross-acceleration or cross-default provisions, the obligation to repay prior to maturity or the
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Whitehall Associates, L.P.
September 11, 1994
Page 3





                          acceleration of an aggregate of at least $25 million of Indebtedness or other obligations, (iii) the refinancing of existing Indebtedness on terms satisfactory to Parent consistent with the parameters for such refinancing to be described in the Merger Agreement and (iv) other customary conditions, including conditions relating to the absence of the bankruptcy or insolvency of the Company. The Purchaser shall have the right in its sole discretion to waive any of the conditions to the Offer, including without limitation, the Minimum Condition. The Company will redeem its outstanding shares of Series B Preferred Stock prior to any record date for any shareholder action in connection with the Merger. The Merger Agreement will contain appropriate provisions with respect to outstanding stock options.

                 2. Subject to receipt, prior to the execution of the Merger Agreement, of fairness opinions from Lazard Freres & Co. and CS First Boston Corporation satisfactory to the Company (which opinions the Company has no reason to believe it will not obtain), in the Merger Agreement the Company shall agree to recommend (the "Recommendation") that holders of the Shares (i) accept the Offer, (ii) tender their shares of Common Stock to the Purchaser in accordance with the Offer and (iii) approve and adopt the Merger and the Merger Agreement. The Company shall agree not to change such Recommendation unless the average of the average of the high and low prices of the Holdings Common Stock as reported on the New York Stock Exchange Composite Tape for the Valuation Period is less than the price per share that would yield an Exchange Ratio of 2.375 or less without giving effect to the proviso in the definition of Exchange Ratio. Notwithstanding any such change in the Recommendation, the Company will not have the right to terminate the Merger Agreement as a result of such change and will continue to be bound by its representations and warranties and covenants contained therein (other than representations, warranties and covenants related to the Recommendation), including, without limitation, those with respect to the Rights Agreement, dated as of January 28, 1986 between the Company and The Bank of New York, as Rights Agent (the





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Whitehall Associates, L.P.
September 11, 1994
Page 4





                          "Rights Agreement"), as amended on November 29, 1988 and May 22, 1991, antitrust approvals (assuming that following receipt of such approvals Purchaser purchases at least 28,138,000 Shares, or such other number of Shares as is equal to 19.9% of the Company's presently outstanding shares), Article VIII of its Certificate of Incorporation and Section 14A:10A-4 of the New Jersey Business Corporations Act (the "NJBCA").

                 3. The Company shall agree to make any divestitures (or to agree to make any divestitures), in each case only to the extent such divestitures are acceptable to Parent and Newco, as may be required to obtain applicable antitrust approvals in connection with the transactions contemplated by the Merger Agreement and the Option Agreement or the purchase of the Committed Shares. The Merger Agreement and the Option Agreement will also contain provisions to the effect that the parties have taken and will take all steps necessary to permit the consummation of the transactions contemplated by those agreements, including with respect to the Rights Agreement,
                          Section 14A:10A-4 of the NJBCA, Article VIII of the Company's Certificate of Incorporation and the Indebtedness.

                 4. Following (i) the acceptance for exchange of Shares pursuant to the Offer and/or the purchase of Shares pursuant to the Option Agreement or (ii) the purchase of Committed Shares (as defined below), the Company shall promptly take all actions necessary to cause the Applicable Percentage of directors (rounded to the next highest director) to consist of persons designated by Parent. The term "Applicable Percentage" means the ratio of (i) the total voting power of all shares either (A) accepted for exchange pursuant to the Offer and/or purchased in accordance with the Option Agreement or (B) purchased as Committed Shares to (ii) the total voting power of the outstanding voting securities of the Company, expressed as a percentage, but in no event (assuming that Purchaser has acquired at least 28,138,000 Shares, or such other number of Shares as is equal to 19.9% of the Company's presently outstanding shares) less than 33-1/3%.
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Whitehall Associates, L.P.
September 11, 1994
Page 5





                 5. Provided that the Minimum Condition is satisfied, following the acceptance for exchange of Shares pursuant to the Offer, the parties to the Merger Agreement will take all steps necessary to attempt to obtain any required approval of the shareholders of the Company to the Merger. The Company's obligation to submit the Merger to a vote of its shareholders shall not be affected by a change in the Recommendation described in paragraph 2 (but there shall be no obligation of the existing Board of Directors to continue the Recommendation that shareholders adopt the Merger Agreement). In the Merger, each issued and outstanding Share (other than Shares held by the Purchaser) shall be converted into that number of shares of Holdings Common Stock as were delivered by the Purchaser with respect to each share of Common Stock in the Offer.

                 6. (a) The Company shall agree in the Option Agreement to grant to the Purchaser an irrevocable option (the "Option") to purchase out of newly issued Shares or Shares of treasury stock (as Purchaser may designate) 28,138,000 Shares (or such other number of Shares as is equal to 19.9% of the number of the Company's presently outstanding Shares). The purchase price for each share shall be the number of shares (rounded to the nearest 1/100,000) of Holdings Common Stock obtained by dividing (i) $11.00 (the "Option Purchase Price") by (ii) the average of the average of the high and low prices of Holdings Common Stock as reported on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to date of notice of exercise (or if exercise is required as described below in this paragraph 6(a), the date of exercise). In the event that a Termination Fee (as defined in paragraph 7 below) becomes payable, the Option Purchase Price shall be adjusted upward (retroactively if necessary) to reflect the price per Share of any third party transaction that triggers the payment of such Termination Fee. Subject to applicable law, the Option may be exercised, in whole or in part, at any time beginning on the date of the Option Agreement and ending 180 days thereafter, PROVIDED that if (i)





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Whitehall Associates, L.P.
September 11, 1994
Page 6





                          the Purchaser has exercised the Option prior to the expiration of the Offer it shall not be permitted to waive the Minimum Condition thereunder and (ii) if the Purchaser has not exercised the Option prior to the expiration of the Offer, it shall not exercise the Option thereafter if it waives the Minimum Condition and accepts fewer than 41% of the outstanding Shares for payment in the Offer. In the event that the Purchaser acquires more than 41% of the outstanding Shares in the Offer but does not acquire more than 50% of the outstanding Shares in the Offer, the Purchaser shall be required, subject to applicable law, to exercise the Option to acquire such number of Shares under the Option, which when added to the number of Shares purchased in the Offer (together with any Shares previously purchased under the Option), as will result in the Purchaser owning more than 50% of the outstanding Shares.

                                  (b)  In the event that this letter agreement
                          is terminated prior to the execution of a Merger Agreement and Option Agreement, the Purchaser irrevocably commits to purchase and the Company irrevocably commits to issue (subject only to compliance with applicable law, including the obtaining of applicable antitrust approvals), out of newly issued Shares or Shares of treasury stock (as Purchaser may designate) 28,138,000 Shares (or such other number of Shares as is equal to 19.9% of the number of the Company's presently outstanding Shares) (the "Committed Shares"). Subject to the last two sentences of this Section 6(b), the purchase price for each of the Committed Shares shall be the number of shares (rounded to the nearest 1/100,000) of Holdings Common Stock obtained by dividing (i) $11.00 by (ii) the average of the average of the high and low prices of Holdings Common Stock, as reported on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of the consummation of the purchase. The date of the consummation of the purchase shall be the second trading day following the later of (i) the obtaining of all requisite antitrust approvals and (ii) the termination of this letter agreement. In connection with any purchase of
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Whitehall Associates, L.P.
September 11, 1994
Page 7





                          Committed Shares, each of the parties to such purchase will make customary representations as to validity, authorization, ownership, absence of liens, encumbrances and conflicts and compliance with law and stock exchange requirements. The Committed Shares and any shares of Holdings Common Stock exchanged therefor shall each be registrable (at the expense of the issuer thereof) in the hands of the Purchaser or the Company, as the case may be. In the event that an affiliate or affiliates of Parent becomes entitled to the $50,000,000 fee described in
                          Section 7(a) hereof, Parent (or such affiliate or affiliates) shall promptly disgorge to the Company, in cash, with respect to each Committed Share, the per share difference between the price per share paid for Shares in the transaction giving rise to such fee (which, to the extent such price consists of non-cash consideration, shall be based on the trading market value thereof or if there is no trading market for such consideration the fair market value as determined by an independent investment banker) and $11.00 per share. Such amount shall be deemed to be an adjustment to the purchase price for the Committed Shares.

                 7. (a) From and after the execution of this letter agreement and whether or not a Merger Agreement or Option Agreement are ever entered into or any Committed Shares are ever purchased, the Company agrees promptly to reimburse Parent and Purchaser from time to time for all of their Expenses (as defined below) as incurred in an aggregate amount of up to $22,000,000 (which includes the reimbursement of the Initial Advisory Fee (as defined below)). The term "Expenses" shall include all out-of-pocket expenses and fees, including the fees and disbursements of counsel, financial printers, experts, consultants and accountants, as well as all fees and expenses payable to investment banking firms and other financial institutions and their respective agents and counsel, whether incurred prior to, on or after the date hereof, incurred in connection with the transactions contemplated by this Agreement, the Merger Agreement and the Option Agreement and any purchase of the Committed Shares. The Company acknowledges that Purchaser incurred upon the execution of this





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Whitehall Associates, L.P.
September 11, 1994
Page 8





                          letter agreement advisory fees to an affiliate of the Purchaser in the amount of $20,000,000 (the "Initial Advisory Fee"), which shall be included in Expenses and reimbursed in same day funds on September 12, 1994 and which in no way shall limit the reimbursement of any additional advisory fees to non-affiliates of Purchaser or other Expenses, subject to the $22 million limitation on total Expenses. Whether or not any Committed Shares are ever purchased, the Company agrees that in the event that no Merger Agreement is entered into and the Company consummates a Transaction Proposal with respect to which an initial proposal (whether or not publicly announced) was made prior to the termination of this letter agreement, the Company shall pay promptly upon such consummation to such affiliate or affiliates of Parent as Parent shall designate $50,000,000, against which the Initial Advisory Fee may be credited following payment thereof.

                                  (b)  The Merger Agreement will provide for
                          the reimbursement from time to time by the Company of all Expenses of Parent and Purchaser as incurred in an aggregate amount of up to $35,000,000, against which aggregate amount Expenses actually reimbursed under this letter agreement prior to the execution of the Merger Agreement may be credited. In addition, the Merger Agreement will provide for the payment of $50,000,000 to such affiliate or affiliates of Purchaser as shall be set forth therein, against which the Initial Advisory Fee may be credited following payment thereof, upon (i) the acquisition by the Purchaser (in one or more transactions) of more than 50% of the outstanding Shares or (ii) certain customary events of termination in connection with a competing Transaction Proposal (the fee referred to in this clause (ii) being referred to as the "Termination Fee").

                                  (c)  The costs and expenses of (i) preparing
                          and distributing any proxy statement related to the Merger and (ii) obtaining and complying with the antitrust requirements of any governmental authority shall be paid by the Company. Except as set forth in this paragraph 7, each party hereto will pay its own costs and expenses
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Whitehall Associates, L.P.
September 11, 1994
Page 9





                          incurred or to be incurred in connection with the transactions contemplated hereby. No broker, investment banker, financial advisor or other person, other than Lazard Freres and Co. and CS First Boston Corporation, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this letter agreement based upon arrangements made by or on behalf of the Company.

                 8. The Company, Parent and Newco will cooperate with each other to the fullest extent in preparing the Merger Agreement, the Option Agreement and any related agreements and other necessary documentation, obtaining all necessary consents from third parties and complying with all regulatory requirements. In addition to the terms set forth in this letter agreement, the Merger Agreement and Option Agreement will contain such representations, warranties, covenants and conditions and other terms as are customary or appropriate to a transaction of this type, including, without limitation, appropriate provisions relating to indemnification, insurance and existing severance and health, welfare and benefit programs of the Company. The Company, Parent and Newco will use their best efforts to negotiate and execute the Merger Agreement, the Option Agreement and all related agreements with respect to the transactions contemplated hereby as soon as possible. The Company will permit reasonable access to its properties and personnel and make available to Parent, Newco and their respective agents and advisors all books, papers and records relating to the operations, assets, obligations and liabilities of the Company, all subject to the Confidentiality Agreement dated August 1994 between the Company and Kohlberg Kravis Roberts & Co. Parent will use its reasonable best efforts to make available to the Company and its agents and advisors the properties and personnel of Holdings and all books, papers and records relating to the operations, assets, obligations and liabilities of Holdings, all subject to the Confidentiality Agreement dated September 11, 1994 between Holdings and the Company.





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Whitehall Associates, L.P.
September 11, 1994
Page 10





                 9. Pending the execution of the Merger Agreement, except as contemplated by this letter agreement, the Company will conduct its business and will cause its subsidiaries to conduct their businesses only in, and the Company shall not take any action and shall cause its subsidiaries not to take any action except in, the ordinary course and will seek to preserve for Newco and Parent business suppliers, creditors, customers and others transacting business with the Company. No additional equity securities or rights to purchase equity securities will be granted after the date hereof. Without in any way limiting the foregoing, the Company will not and will cause its subsidiaries not to adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or, other than in the ordinary course of business, any other employee, or increase in any manner the compensation or fringe benefits of any director, officer or, other than in the ordinary course of business, any other employee of the Company or any of its subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of employees or directors, it being understood and agreed that certain of these issues may be addressed in the Merger Agreement.

                10. Neither the Company nor any of its subsidiaries shall, nor shall it or any of its subsidiaries authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to (a) solicit, initiate, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets,
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Whitehall Associates, L.P.
September 11, 1994
Page 11





                          sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries other than the transactions contemplated by this letter agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Purchaser of the transactions contemplated hereby (collectively, "Transaction Proposals") or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; PROVIDED, HOWEVER, that the foregoing clauses (a) and
                          (b) shall not prohibit the Company from (i) furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party who has made a Transaction Proposal or (ii) engaging in discussions or negotiations with such a third party who has made a Transaction Proposal. Nothing contained herein or in the Merger Agreement shall prohibit the Company from taking and disclosing a position contemplated by Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended, with respect to a Transaction Proposal made by a third party.

                11. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. It is contemplated that a joint press release by Parent and the Company will be issued prior to the opening of business on September 12, 1994.





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Whitehall Associates, L.P.
September 11, 1994
Page 12





                12. Other than the obligation to reimburse the Initial Advisory Fee and the other Expenses described in paragraph 7(a) of this letter agreement and the provisions of paragraphs 14, 7(c), 6(b) and 4 and the first sentence of paragraph 3 of this letter agreement, which shall each survive any termination, this letter agreement may be terminated, and the transactions contemplated hereby may be abandoned or terminated:

                                  (a)  at any time by mutual agreement of the
                          Company and Parent; or

                                  (b)  by Parent, if by the close of business
                          on September 23, 1994 the Merger Agreement and Option Agreement shall not have been executed; or

                                  (c)  by the Company, if by the close of
                          business on September 23, 1994 the Merger Agreement and Option Agreement shall not have been executed; or

                                  (d)  by the Company in the event the Company
                          desires to enter into an agreement with respect to an alternative Transaction Proposal.

                13. It is understood that this letter of intent merely constitutes a statement of our mutual intentions and does not contain all matters upon which agreement must be reached for the proposed transactions to be consummated and, therefore, does not constitute a binding commitment with respect to the proposed transactions themselves. A binding commitment with respect to the proposed transactions will result only from execution of the Merger Agreement and the Option Agreement, subject to the conditions expressed therein. Notwithstanding the two preceding sentences of this paragraph, upon acceptance hereof as described below, the provisions of paragraphs 4, 6(b), 7(a), 7(c), 9, 11, 12, 14 and 15 and this paragraph 13 and the first sentence of paragraph 3 shall be legally binding and the provisions of paragraphs 4, 6(b), 7(a), 7(c) and 14 and the first sentence of paragraph 3 shall survive any termination of this letter unless and until they are superseded by a definitive agreement between the Company, Parent and Newco.
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Whitehall Associates, L.P.
September 11, 1994
Page 13





                14. It is understood that notwithstanding the first two sentences of the preceding paragraph, the approval of this letter agreement and the transactions contemplated hereby (including in the event that any Committed Shares are purchased, any subsequent business combination involving Purchaser that is approved by the directors of the Company that are not affiliated with Purchaser) by the Board of Directors of the Company renders inapplicable the provisions of
                          Section 14A:10A-4 of the NJBCA and Article VIII of the Company's Certificate of Incorporation with respect to such transactions. The Company represents and warrants that pursuant to the Rights Agreement, the execution of this letter agreement will not trigger the exercisability of the Rights (as defined in the Rights Agreement), the separation of the Rights from the stock certificates to which they are attached, or any other provisions of the Rights Agreement, including causing the occurrence of a Distribution Date or a Share Acquisition Date (each as defined in the Rights Agreement).

                15. This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                16. This letter agreement will be governed by and construed in accordance with the internal laws of the State of New York.





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Whitehall Associates, L.P.
September 11, 1994
Page 14





                 If the foregoing accurately summarizes our agreement in principle, please sign and return the enclosed copy of this letter agreement.


                                                Sincerely,

                                                BORDEN, INC.



                                                By  //Ervin R. Shames
                                                    -----------------
                                                    Name:   Ervin R. Shames
                                                    Title:  President and CEO


ACCEPTED AND AGREED TO:

WHITEHALL ASSOCIATES, L.P.



By:  KKR Associates, a limited partnership,
       its General Partner



By //Henry R. Kravis
   -----------------
  Name:   Henry R. Kravis
  Title:  General Partner